EQUIPMENT LEASING AGREEMENT

     EQUIPMENT LEASING AGREEMENT dated as of June 14, 1996 (herein, as amended and supplemented from time to time, called "this Lease"), between BTM Financial & Leasing Corporation B-4, a Massachusetts corporation (herein called "Lessor"), having its principal place of business at 125 Summer Street, Boston, Massachusetts 02110, and Beacon Manufacturing Company, a North Carolina corporation (herein called "Lessee"), having its principal place of business at 202 Whitson Avenue, Swannanoa, North Carolina 28778.

     In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "Acceptance Date" for each Item of Equipment means the date on which Lessee has unconditionally accepted such Item for lease hereunder, as evidenced by Lessee's execution and delivery of a Lease Supplement for such Item dated such date.

          "Acquisition Cost" of each Item of Equipment means an amount equal to the sum of (i) the total cost paid by Lessor for such Item, plus (ii) all sales and excise taxes paid by Lessor on or with respect to the acquisition of such Item, plus (iii) all costs and expenses approved and paid by Lessor in connection with the delivery and installation of such Item.

          "Acquisition Period" means the period specified as such on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof.

          "Asset Group" means the particular asset group to which an Item of Equipment is assigned as set forth on the Related Exhibit A for such Item.

          "Assignee" shall have the meaning given to such term in Section 14(b) hereof.

          "Basic Rent" means the rent payable for each Item of Equipment during
(i) the Basic Term thereof pursuant to Section 7(b) hereof, and (ii) each Renewal Term thereof pursuant to Section 29(a) hereof.

          "Basic Term" for each Item of Equipment means the period consisting of the number of months set forth for the type of Equipment and Asset Group to which such Item relates on the Related Exhibit A for such Item.

          "Basic Term Commencement Date" for each Item of Equipment means the date specified as such on the Related Exhibit A for such Item.

          "Business Day" means any day other than a day on which banking institutions in the Commonwealth of Massachusetts or the State of North Carolina or the State of Texas are authorized by law to close.

          "Casualty Loss Value" of each Item of Equipment as of any Casualty Loss Value Payment Date means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Casualty Loss Value Payment Date on the Schedule of Casualty Loss Values with respect to the Asset Group to which such Item relates attached to the Related Exhibit A for such Item.

          "Casualty Loss Value Payment Date" of each Item of Equipment shall mean the Basic Term Commencement Date for such Item and the same day of each month thereafter and shall be as set forth in the Schedule of Casualty Loss Values attached to the Related Exhibit A for such Item.

          "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any comparable successor law.

          "Equipment" means the equipment of the type(s) described on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof and leased or to be leased by Lessor to Lessee hereunder or ordered by Lessor for lease to Lessee hereunder, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed therein which are the property of Lessor pursuant to the terms of this Lease.

          "Event of Default" means any of the events referred to in Section 23 hereof.

          "Event of Loss" with respect to any Item of Equipment means (i) the loss of such Item of Equipment or any substantial part thereof, or (ii) the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of 45 days during the Term, or existing at the expiration or earlier termination of the Term, or (iii) the destruction, damage beyond repair, or rendition of such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (iv) the condemnation, confiscation, seizure, or requisition of use or title to such Item of Equipment or any substantial part thereof by any governmental authority under the power of eminent domain or otherwise.

          "Guarantor" means any guarantor of Lessee's obligations hereunder.

          "Guaranty" means any guaranty of Lessee's obligations hereunder executed by a Guarantor.

          "Interim Rent" means the rent payable for each Item of Equipment for the Interim Term thereof pursuant to Section 7(a) hereof.

          "Interim Term" for each Item of Equipment means the period commencing on the Acceptance Date for such Item (unless the Acceptance Date is the Basic Term Commencement Date, in which case there shall be no Interim Term for such
Item) and ending on the date immediately prior to the Basic Term Commencement Date.

          "Item of Equipment" or "Item" means a single unitary item of the Equipment.

          "Lease Supplement" means a Lease Supplement substantially in the form attached hereto as Exhibit B, to be executed by Lessor and Lessee with respect to each Item of Equipment as provided in Section 4 hereof, evidencing that such
Item is leased hereunder.

          "Lien" means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

          "Manetta Home Fashions Lease" means the Equipment Leasing Agreement dated as of June 14, 1996, between Lessor as lessor and Manetta Home Fashions, Inc. as lessee.

          "Maximum Acquisition Cost" means the amount specified as such on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof. With respect to Exhibit A-1 hereto, the aggregate Acquisition Cost of all Items of Equipment leased under Exhibit A-1 to this Lease, Exhibit A-1 to the Manetta Home Fashions Lease and Exhibit A-1 to the Tennessee Woolen Mills Lease shall not exceed the Maximum Acquisition Cost set forth on Exhibit A-1 hereto.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

          "Related Exhibit A" means, with respect to an Item of Equipment, the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof to which such Item relates as specified in Section 4 hereof.

          "Renewal Term" for each Item of Equipment means each period following the end of the Basic Term for such Item with respect to which Lessee has the option to renew this Lease pursuant to Section 29(a) hereof.

          "Rent" means Interim Rent and Basic Rent.

          "Rent Payment Date" for each Item of Equipment means (i) for the Basic Term thereof, each date on which a payment of Basic Rent is due and payable for such Item pursuant to Section 7(b) hereof, (ii) for the Interim Term thereof (if any), the Basic Term Commencement Date for such Item, and (iii) for each Renewal Term thereof, each date on which a payment of Basic Rent is due and payable for such Item as provided in Section 29(a) hereof.

          "Rental Period" for each Item of Equipment means (i) for the Interim Term of such Item, the period from and inclusive of the Acceptance Date for such Item to, but not inclusive of, the Basic Term Commencement Date for such Item,
(ii) for the Basic Term of such Item, each period for which a payment of Basic Rent is to be made for such Item during the Basic Term thereof as set forth on the Related Exhibit A for such Item (opposite the reference to Rental Periods for Basic Term), and (iii) for each Renewal Term of such Item, each period for which a payment of Basic Rent is to be made for such Item during such Renewal Term as set forth on the Related Exhibit A for such Item (opposite the reference to Rental Periods for Renewal Term).

          "Supplemental Payments" means all amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Lessor or others, including payments of Casualty Loss Value and indemnities, but excluding Basic Rent and Interim Rent.

          "Tennessee Woolen Mills Lease" means the Equipment Leasing Agreement dated as of June 14, 1996, between Lessor as lessor and Tennessee Woolen Mills, Inc. as lessee.

          "Term" means the full term of the Lease with respect to each Item of Equipment, including the Interim Term (if any), the Basic Term, and each Renewal Term.

     The words "this Lease", "herein", "hereunder", "hereof" or other like words mean and include this Equipment Leasing Agreement, each Related Exhibit A, each Lease Supplement, and each amendment and supplement hereto and thereto.

     2. Agreement for Lease of Equipment. Subject to, and upon all of the terms and conditions of this Lease, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor each Item of Equipment for the Term with respect to such Item. Provided that no Event of Default has occurred and is continuing hereunder, Lessor agrees that it shall not interfere with Lessee's quiet enjoyment and use of any Item of Equipment leased hereunder during the Term thereof.

     3. Conditions Precedent. Lessor shall have no obligation to purchase any Item of Equipment and to lease the same to Lessee unless each of the following conditions are fulfilled to the satisfaction of Lessor: (i) no event which is (or with notice or lapse of time or both would become) an Event of Default or Event of Loss has occurred and is continuing, nor has any information come to Lessor's attention from which Lessor could reasonably and in good faith infer that such event might occur; (ii) no material adverse change in the financial condition of Lessee (or of any Guarantor) which, in Lessor's reasonable opinion, would impair the ability of Lessee to pay and perform its obligations under this Lease (or of any Guarantor to pay and perform such obligations) has occurred since the date specified as the Financial Condition Reference Date on the Related Exhibit A for such Item; (iii) such Item of Equipment is acceptable to Lessor, and is free of all Liens, other than any Lien specifically excepted in
Section 15 hereof; (iv) the Acceptance Date for such Item of Equipment is a date within the Acquisition Period specified on the Related Exhibit A for such Item and Lessee has executed and delivered to Lessor the Related Exhibit A for such Item; (v) the Acquisition Cost of such Item of Equipment, when added to the total Acquisition Cost of all Equipment of the type to which such Item relates and which has been leased hereunder or ordered by Lessor for lease hereunder, will not be such an amount so as to cause the Maximum Acquisition Cost specified on the Related Exhibit A for such Item to be exceeded; (vi) Lessor has received an invoice for such Item of Equipment from the seller thereof, approved for payment by Lessee, showing Lessor as the purchaser of such Item, or, if Lessee is the seller of such Item, a bill of sale for such Item from Lessee to Lessor in form and substance reasonably satisfactory to Lessor, together with evidence, satisfactory to Lessor, of Lessee's payment to the original seller of such Item,
(vii) Lessor has received a Lease Supplement for such Item, duly executed by Lessee, and dated the Acceptance Date for such Item; (viii) if such Item of Equipment is subject to motor vehicle titling and registration laws, Lessor has received a copy of the application for certificate of title therefor, as filed with, and bearing the filing stamp of, the appropriate department of motor vehicles or other appropriate state authority, and a copy of the manufacturer's statement or certificate of origin therefor, reflecting Lessor or its nominee as owner and whomever Lessor shall have designated (if any) as first lienholder;
(ix) all licenses, registrations, permits, consents and approvals required by Federal, state or local laws or by any governmental body, agency or authority in connection with Lessor's ownership of, and the delivery, acquisition, installation, use and operation of, each Item of Equipment shall have been obtained to the satisfaction of Lessor; and (x) Lessee shall have delivered to Lessor valid and effective waivers, in recordable form, by the owners, landlords and mortgagees of the real property upon which the Equipment or any Item of Equipment is located or certificates of Lessee that it is the owner of such real property or that such real property is not leased and/or mortgaged; and (xi) Lessor shall have received such other documents, appraisals, opinions, certificates and waivers relating to this Lease and the Equipment, in form and substance satisfactory to Lessor, as Lessor may reasonably require.

     4. Delivery, Acceptance and Leasing of Equipment. Lessor shall not be liable to Lessee for any failure or delay in obtaining any Item of Equipment or making delivery thereof. Forthwith upon delivery of each Item of Equipment to Lessee, Lessee will inspect such Item, and unless Lessee gives Lessor prompt written notice of any defect in or other proper objection to such Item, Lessee shall promptly upon completion of such inspection execute and deliver to Lessor a Lease Supplement for such Item, dated the Acceptance Date of such Item. The execution by Lessor and Lessee of a Lease Supplement for an Item of Equipment shall (a) evidence that such Item is leased under, and is subject to all of the terms, provisions and conditions of, this Lease, and (b) constitute Lessee's unconditional and irrevocable acceptance of such Item for all purposes of this Lease, provided that the terms of this provision shall not be construed to affect Lessee's rights pursuant to Section 21 to assert any claims against the manufacturer or seller of any Item. An Item of Equipment shall be conclusively deemed to relate to the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof on which is set forth (i) a description of such Item or the type of Equipment to which such Item relates and (ii) the Acquisition Period within which the Acceptance Date for such Item has occurred.

     5. Term. The Interim Term (if any) for each Item of Equipment shall commence on the Acceptance Date thereof, and, unless sooner terminated pursuant to the provisions hereof, shall end on the date immediately prior to the Basic Term Commencement Date thereof. The Basic Term for each Item of Equipment shall commence on the Basic Term Commencement Date thereof and, unless this Lease is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall end on the date specified therefor in the Lease Supplement for such Item. If not sooner terminated pursuant to the provisions hereof, the Term for each Item of Equipment shall end on the last day of the Basic Term thereof, or if this Lease is renewed pursuant to Section 29(a) hereof, on the last day of the last Renewal Term thereof.

     6.   Return of Equipment.

     (a) Upon the expiration or earlier termination of the Term with respect to each Item of Equipment (unless Lessee has exercised its purchase option with respect thereto pursuant to Section 29(b) hereof), Lessee will, at its expense, surrender and deliver possession of each Item of Equipment to Lessor at the location at which Lessee last used such Item. At the time of such return to Lessor, each Item of Equipment (and each part or component thereof) shall (i) be in good operating order, and in the repair and condition as when originally delivered to Lessee, ordinary wear and tear from proper use thereof excepted,
(ii) be carefully packaged in shipping crates in a manner which would be acceptable for shipping by an independent shipping company, (iii) be capable of being immediately assembled and operated by a third party purchaser or third party lessee without further inspection, repair, replacement, alterations or improvements (excluding third party peculiar requirements for compatibility with then existing third party products, equipment or facilities), and in accordance and compliance with any and all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of such Item of Equipment, and
(iv) be free and clear of all Liens, other than any Lien granted or placed thereon by Lessor or any Assignee. If any Item of Equipment is originally equipped with tires, such Item shall, in addition to satisfying the requirements of the preceding sentence, be returned with all tires installed thereon, with each tire having at least fifty percent (50%) or more tread remaining thereon. In the event that Lessee returns any Item of Equipment prior to the end of the Basic Term hereof for any reason whatsoever, Lessee shall pay a fee (the "Return Fee") equal to, with respect to Items of Equipment in Asset Group A, thirty-five (35%) of the Acquisition Cost of such Item of Equipment, and with respect to Items of Equipment in Asset Group B, twenty-three (23%) of the Acquisition Cost of such Item of Equipment. Lessor shall notify Lessee within sixty (60) days of the return of any Item of Equipment to Lessor of any failure of such Item of Equipment to be in the conditions required by this Section.

     (b) Until each such Item of Equipment has been returned to Lessor in the condition and as otherwise provided in this Section 6, Lessee shall continue to pay Lessor, on the same dates on which Basic Rent for such Item was payable during the Basic Term thereof (or, if the Term of such Item has been renewed pursuant to Section 29(a), the most recent Renewal Term thereof), the same Basic Rent for such Item that was payable on the last Rent Payment Date of the Basic Term thereof (or, if the Term of such Item has been renewed pursuant to Section 29(a), the same Basic Rent that was payable on the last Rent Payment Date of the most recent Renewal Term); provided, that during such holdover period, Lessee shall use its best efforts to secure the return of the Equipment as required under this Section 6. The provision for payment pursuant to this Section 6(b) shall not be in abrogation of Lessor's right under this Section 6 to have such Equipment returned to it hereunder.

     (c) The provisions of this Section 6 are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 6.

     7.   Rent.

          (a) Interim Rent. Lessee hereby agrees to pay Lessor Interim Rent for each Item of Equipment as to which there is an Interim Term, payable on the Rent Payment Date of the Interim Term for such Item, in the amount obtained by multiplying (i) the Acquisition Cost of such Item by (ii) the percentage set forth (opposite the Interim Rent Percentage reference by Asset Group) on the Related Exhibit A for such Item, by (iii) the number of days from and including the Acceptance Date for such Item through the end of the Interim Term for such Item.

          (b) Basic Rent. Lessee hereby agrees to pay Lessor Basic Rent for each Item of Equipment during the Basic Term thereof at the times and on the Rent Payment Dates set forth on the Related Exhibit A for such Item and in an amount obtained by multiplying (i) the Acquisition Cost of such Item by (ii) the percentage of Acquisition Cost set forth (opposite the Basic Rent Percentage reference by Asset Group) on such Related Exhibit A.

          (c) Supplemental Payments. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments, promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee so to pay any such Supplemental Payment hereunder Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Rent.

          (d) Method of Payment. All payments of Rent and Supplemental Payments required to be made by Lessee to Lessor shall be made in good funds.
If the date that any payment of Rent is due is other than a Business Day the payment of Rent otherwise payable on such date shall be payable on the next succeeding Business Day. In the event of any assignment to an Assignee pursuant to Section 14(b) hereof, all payments which are assigned to such Assignee, whether Rent, Supplemental Payments or otherwise, shall be paid in such manner as shall be designated by Lessor or such Assignee. All payments of Rent required to be made by Lessee to Lessor hereunder shall be paid to Lessor at its address specified at the beginning of this Lease or at such other address as Lessor may hereafter designate in writing to Lessee. Time is of the essence in connection with the payment of Rent and Supplemental Payments.

     8. Net Lease. This Lease is a net lease. Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Rent for all Equipment leased hereunder and to pay all Supplemental Payments payable hereunder, shall be unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by Lessee, and shall be paid and performed by Lessee without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any Assignee, any manufacturer or supplier of the Equipment or any Item thereof, or any other Person for any reason whatsoever, or any defect in the Equipment or any Item thereof, or the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, the Equipment or any Item thereof, or any Liens or rights of others with respect to the Equipment or any Item thereof, or any prohibition or interruption of or other restriction against Lessee's use, operation or possession of the Equipment or any Item thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or any default by Lessor in the performance of any of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Lessor, or of any Assignee, or of Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Lessor, any Assignee or Lessee, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Rent and Supplemental Payments payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

     9. Lessor's Title; Equipment to be and Remain Personal Property. Title to the Equipment shall at all times remain in Lessor and at no time during the Term shall title become vested in Lessee. This Lease is and is intended to be a true lease and not a lease intended as security or a lease in the nature of a security interest. Lessee shall acquire no right, title or interest in or to the Equipment, except the right to use the same pursuant to the terms of this Lease. It is the intention and understanding of both Lessor and Lessee, and Lessee shall take all such actions as may be required to assure, that the Equipment shall be and at all times remain personal property, notwithstanding the manner in which the Equipment may be attached or affixed to realty. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. Upon request by Lessor, Lessee shall obtain and deliver to Lessor valid and effective waivers, in recordable form, by the owners, landlords and mortgagees of the real property upon which the Equipment or any Item of Equipment is located or certificates of Lessee that it is the owner of such real property or that such real property is not leased and/or mortgaged; or in lieu of any such waiver, Lessee may provide an opinion of independent counsel reasonably satisfactory to Lessor in a form reasonably satisfactory to Lessor that no owner, landlord or mortgagee of the real estate upon which an Item of Equipment is located may acquire an interest in such Item superior to the interest of Lessor or any Assignee pursuant to the laws of the jurisdiction in which such Item is located. Lessee shall cause each Item of Equipment subject to motor vehicle titling and registration laws to be titled in the name of Lessor, as owner, and, if permitted by applicable law, to be registered in the name of Lessee, as lessee, and shall cause all certificates of title to be promptly furnished to Lessor.

     10. Use of Equipment; Compliance with Laws. Lessee agrees that the Equipment will be used and operated solely in the conduct of its business and in compliance with any and all insurance policy terms, conditions and provisions and with all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of the Equipment, including, without limitation, environmental, noise and pollution laws (including notifications and reports). Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental body, agency or authority in connection with the ownership, delivery, installation, use and operation of each Item of Equipment, including, without limitation, those required by environmental, noise and pollution laws (including notifications and reports), and including, in the case of any Item subject to motor vehicle titling and registration laws, all titles, registrations, registration plates, permits, licenses, and all renewals thereof. The Equipment will at all times be and remain in the possession and control of Lessee. Lessee shall notify Lessor of any change in its principal place of business set forth above. Lessee shall not change the location of any Item of Equipment as specified in the Lease Supplement with respect thereto without delivering prior written notice to Lessor of the new location to which such Item will be moved and receiving Lessor's prior written consent to such move which consent shall not be unreasonably withheld. Other than as specifically authorized by Lessor in writing, the Equipment shall in no event be used or located outside of the continental limits of the United States. Lessee shall use and operate the Equipment or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use every reasonable precaution to prevent loss or damage to each Item of Equipment from fire and other hazards.

     11. Maintenance and Repair of Equipment. Lessee agrees, at its own cost and expense, to keep, repair, maintain and preserve the Equipment in good order and operating condition, and in compliance with such maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to the Equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item of Equipment, and in compliance with all requirements of law applicable to the maintenance and condition of the Equipment, including, without limitation, environmental, noise and pollution laws and regulations (including notifications and reports).
Lessee shall, at its own cost and expense, supply the necessary power and other items required in the operation of the Equipment. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of Lessor.

     12. Replacements; Alterations; Modifications. In case any Item of Equipment (or any equipment, part or appliance therein) is required to be altered, added to, replaced or modified in order to comply with any laws, regulations, requirements or rules ("Required Alteration") pursuant to Sections 10 or 11 hereof, Lessee agrees to make such Required Alteration at its own expense and the same shall immediately be and become the property of Lessor and subject to the terms of this Lease. Lessee may make any optional alteration to any Item of Equipment ("Optional Alteration") provided such Optional Alteration does not impair the value, use or remaining useful life of such Item of Equipment. In the event such Optional Alteration is readily removable without causing material damage to the Item of Equipment, and is not a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, any such Optional Alteration shall be and remain the property of Lessee. To the extent such Optional Alteration is not readily removable without causing material damage to the Item of Equipment to which such Optional Alteration has been made, or is a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, the same shall immediately be and become the property of Lessor and subject to the terms of this Lease. Lessee agrees that, within 30 days after the close of any calendar quarter in which Lessee has made any Required Alterations, Lessee will give written notice thereof to Lessor describing, in reasonable detail, the Required Alterations and specifying the cost thereof with respect to each Item of Equipment and the date or dates when made. Any parts installed or replacements made by Lessee upon any Item of Equipment pursuant to its obligation to maintain and keep the Equipment in good order, operating condition and repair under Section 11 hereof shall be considered accessions to such Item of Equipment and title thereto shall be immediately vested in Lessor. Except as required or permitted by the provisions of this Section 12, Lessee shall not modify an Item of Equipment without the prior written authority and approval of Lessor.

     13. Identification Marks; Inspection. Lessee agrees, upon the request of Lessor, at Lessee's sole cost and expense, to place markings on the Equipment by stencil or by a metal tag or plate affixed thereto showing plainly, distinctly and conspicuously Lessor's title and ownership thereto; provided, however, that such identification markings are to be placed so as not to interfere with the usefulness of such Item of Equipment. If during the Term any such identification marking shall at any time be defaced or destroyed, Lessee shall immediately cause such defaced or destroyed identification marking to be restored or replaced. Lessee shall not allow the name of any Person to be placed upon any Item of Equipment as a designation which might be interpreted as indicating a claim of ownership thereto or a security interest therein by any Person other than Lessor or any Assignee. Upon the request of Lessor and upon reasonable notice and during Lessee's normal business hours, Lessee shall make the Equipment available to Lessor for inspection at Lessee's facility (including, without limitation, the use of photographic and video equipment) and shall also make Lessee's records pertaining to the Equipment available to Lessor for inspection.

     14.  Assignment and Subleasing.

          (a) By Lessee. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID. LESSEE MAY, WITHOUT LESSOR'S CONSENT, SUBLEASE ANY ITEM OF EQUIPMENT TO AN AFFILIATE OF LESSEE PROVIDED THAT (i) NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING HEREUNDER, (ii) ANY SUCH SUBLEASE SHALL BE SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THIS LEASE AND THE RIGHTS OF LESSOR (AND ANY ASSIGNEE) HEREUNDER, (iii) THE SUBLEASE TERM SHALL IN NO EVENT EXCEED THE THEN REMAINING PORTION OF THE TERM OF SUCH ITEM OF EQUIPMENT, AND ANY RENEWAL TERM THEREOF, (iv) LESSEE WILL PROVIDE LESSOR WITH THE NAME AND ADDRESS OF EACH SUCH SUBLESSEE AND THE LOCATION OF EACH SUBLEASED ITEM OF EQUIPMENT, WHICH LOCATION WILL NOT WITHOUT THE EXPRESS WRITTEN CONSENT OF LESSOR BE OUTSIDE OF THE CONTINENTAL LIMITS OF THE UNITED STATES, AND (v) LESSEE SHALL, AND SHALL CAUSE ANY SUCH SUBLESSEE TO, EXECUTE AND DELIVER SUCH INSTRUMENTS (INCLUDING SUBLEASE AGREEMENTS AND UNIFORM COMMERCIAL CODE FINANCING STATEMENTS) AS MAY BE REASONABLY REQUESTED BY LESSOR IN CONNECTION WITH ANY SUCH SUBLEASE, AND TO PROVIDE COPIES OF EACH SUBLEASE AGREEMENT TO LESSOR UPON LESSOR'S WRITTEN REQUEST. NO SUCH SUBLEASING BY LESSEE WILL REDUCE ANY OF THE OBLIGATIONS OF LESSEE HEREUNDER OR THE RIGHTS OF LESSOR (AND ANY ASSIGNEE) HEREUNDER, AND ALL OF THE OBLIGATIONS OF LESSEE HEREUNDER SHALL BE AND REMAIN PRIMARY AND SHALL CONTINUE IN FULL FORCE AND EFFECT AS THE OBLIGATIONS OF A PRINCIPAL AND NOT OF A GUARANTOR OR SURETY. ANY SUBLEASE SHALL, IF REQUESTED BY LESSOR (OR ANY ASSIGNEE) BE ASSIGNED BY THE LESSEE (WITH SUCH ASSIGNMENT TO BE CONSENTED TO BY THE SUBLESSEE THEREOF) TO LESSOR OR ANY SUCH ASSIGNEE.

          (b) By Lessor. Lessor may, at any time, without notice to, or the consent of, Lessee sell, assign, transfer or grant a security interest in all or any part of Lessor's rights, obligations, title or interest in, to and under the Equipment or any Item(s) thereof, this Lease, any Lease Supplement and/or any Rent and Supplemental Payments payable under this Lease or any Lease Supplement. Lessor agrees that, with respect to each Asset Group, in the event that Lessor makes a partial assignment of Lessor's rights, obligations, title or interest hereunder, there shall be no more than four Assignees at any one time. Any entity to whom any such sale, assignment, transfer or grant of security interest is made is herein called an "Assignee" and any such sale, assignment, transfer or grant of security interest is herein called an "assignment". An Assignee may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to such Assignee. Lessee agrees to execute related acknowledgments and other documents that may be reasonably requested by Lessor or an Assignee. Each Assignee shall have and may enforce all of the rights and benefits of Lessor hereunder with respect to the Item(s) of Equipment and related Lease Supplement(s) covered by the assignment, including, without limitation, the provisions of Section 8 hereof and Lessee's representations and warranties under Section 22 hereof. Lessee acknowledges that any such assignment will not materially change its duties or materially increase its burdens or risks hereunder. Each such assignment shall be subject to Lessee's rights hereunder so long as no Event of Default has occurred and is continuing hereunder. Lessee shall be under no obligation to any Assignee except upon written notice of such assignment from Lessor or, in the case of a reassignment, from the Assignee. Upon written notice to Lessee of an assignment, Lessee agrees to pay the Rent and Supplemental Payments with respect to the Item(s) of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice without any abatement, defense, setoff, counterclaim or recoupment whatsoever, and to otherwise comply with all notices, directions and demands which may be given by Lessor or such Assignee with respect to such Item(s), in accordance with the provisions of this Lease. Notwithstanding any such assignment, all obligations of Lessor to Lessee under this Lease shall be and remain enforceable by Lessee against Lessor and any Assignee to whom an assignment has been made.

     15. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (i) the Equipment or any Item thereof, Lessor's title thereto or any interest therein, or (ii) this Lease or any of Lessor's interests hereunder, except any Lien granted or placed thereon by Lessor or any Assignee pursuant to Section 14(b) hereof and except for any materialmen's, mechanics', workmen's, repairmen's, employees' storage or other like Liens arising in the ordinary course of business, which are not delinquent or are being contested by Lessee in good faith by appropriate proceedings and where, in Lessor's opinion (or in the opinion of any Assignee to whom the rights with respect to the affected Equipment have been assigned pursuant to Section 14(b) hereof) there is no danger of the sale, forfeiture or loss of the Equipment or any part or Item thereof. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor and each Assignee, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor and each Assignee in writing promptly upon becoming aware of any tax or other Lien (other than any lien excepted above) that shall attach to the Equipment or any Item of Equipment, and of the full particulars thereof.

     16.  Loss, Damage or Destruction.

          (a) Risk of Loss, Damage or Destruction. Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Item of Equipment, however caused or occasioned, such risk to be borne by Lessee with respect to each Item of Equipment from the date of this Lease, and continuing until such Item of Equipment has been returned to Lessor in accordance with the provisions of
Section 6 hereof or has been purchased by Lessee in accordance with the provisions of Section 29(b) hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Rent.

          (b) Payment of Casualty Loss Value Upon an Event of Loss. If an Event of Loss occurs with respect to an Item of Equipment during the Term thereof, Lessee shall give Lessor prompt written notice thereof and shall pay to Lessor on the Casualty Loss Value Payment Date next following the date of such Event of Loss (or on the last day of the Term if there is no succeeding Casualty Loss Value Payment Date) the sum of (i) all unpaid Interim Rent and Basic Rent payable for such Item of Equipment for any Rental Period prior to the Rental Period in which the Event of Loss has occurred, plus (ii) (x) if Basic Rent for such Item of Equipment is payable in advance, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next preceding or coincident with the date of such Event of Loss, plus the Basic Rent payable for such Item for the Rental Period in which such Event of Loss has occurred if such Basic Rent was not paid on the Rent Payment Date therefor, or
(y) if Basic Rent for such Item is payable in arrears, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next following the date of such Event of Loss, plus the Basic Rent payable for such Item of Equipment for the Rental Period in which such Event of Loss has occurred if such Casualty Loss Value Payment Date for such Item is a Rent Payment Date, plus (iii) all other Supplemental Payments due for such Item of Equipment as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii). Any payments received at any time by Lessor or by Lessee from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the foregoing amounts, if not already paid by Lessee, or, if already paid by Lessee, will be applied to reimburse Lessee for its payment of such amount, unless an Event of Default shall have occurred and be continuing. Upon payment in full of such Casualty Loss Value, Basic Rent, Interim Rent (if applicable) and Supplemental Payments, (A) the obligation of Lessee to pay Rent hereunder with respect to such Item of Equipment shall terminate and the Term of such Item shall terminate, and (B) Lessor shall transfer all of its right, title and interest in such Item or Items of Equipment to Lessee without warranty or recourse.

          (c) Application of Payments Not Relating to an Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any governmental authority or other party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 11 and 12 hereof, if not already paid by Lessee, or if already paid by Lessee and no Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with the provisions of said Sections with respect to such loss or damage shall be retained by Lessor.

     17. Insurance. Lessee will cause to be carried and maintained, at its sole expense, with respect to the Equipment at all times during the Term thereof and until the Equipment has been returned to Lessor (a) physical damage insurance (including theft and collision insurance in the case of all Items of Equipment consisting of motor vehicles) insuring against all risks of physical loss or damage to the Equipment, in an amount not less than the greater of the Casualty Loss Value of the Equipment or the replacement value of the Equipment, and (b) insurance against liability for bodily injury, death and property damage resulting from the use and operation of the Equipment in an amount not less than $5,000,000.00 per occurrence, or such higher amount as Lessor may, at any time reasonably request, in each case with exclusions and deductibles acceptable to Lessor and no greater than those applicable to insurance on similar equipment owned by Lessee. Such insurance policy or policies will name Lessor and each Assignee as the sole loss payees, as their interests may appear, on all policies referred to in clause (a) of the preceding sentence, and will name Lessor and each Assignee as additional insureds on all policies referred to in clause (b) of the preceding sentence. Such policies will provide that the same may not be invalidated against Lessor or any Assignee by reason of any violation of a condition or breach of warranty of the policies or the application therefor by Lessee, that the policies may be cancelled or materially altered or reduced in coverage (except as otherwise permitted under the terms of this Lease) by the insurer only after thirty (30) days' prior written notice to Lessor and each Assignee, and that the insurer will give written notice to Lessor and each Assignee in the event of nonpayment of premium by Lessee when due. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Lessor and each Assignee and authorized to do an insurance business in the state in which each Item of Equipment is located. In the event that any of such policies referred to in clause (b) of the first sentence of this Section shall now or hereafter provide coverage on a "claims-made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Item of Equipment leased to Lessee hereunder. Upon the execution of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies theretofore furnished under this Section, certificates of the insurance coverage required by this Section and, if reasonably requested by Lessor or any Assignee, copies of the policies evidencing such insurance coverage, shall be delivered by Lessee to Lessor and each other named loss payee and/or additional insured. A request hereunder for a copy of any policy evidencing such insurance coverage shall be deemed reasonable if (i) an Event of Loss occurs hereunder; or (ii) any claim is made against Lessor or any Assignee for which Lessee may be responsible pursuant to the terms of this Lease; or (iii) such request is made as a result of a request made to Lessor or any Assignee for information which may be contained in such policy by the representatives of any governmental or regulatory authority having jurisdiction over Lessor, any Assignee, their Affiliates and their activities, or by any internal or external auditors reviewing Lessor, any Assignee, their Affiliates and their activities; or (iv) such request is made in connection with or to enable Lessor or any Assignee to respond to or comply with any law, ordinance or governmental order, regulation, rule, or policy, or any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served by or under authority of any court, tribunal, arbitration board, governmental agency, commission, authority or similar entity. Any certificate of insurance issued with respect to a blanket policy covering other equipment not subject to this Lease shall specifically describe the Equipment as being included therein and covered thereby to the full extent of the coverages and amounts required hereunder. If Lessee shall fail to cause the insurance required under this Section to be carried and maintained, Lessor or any Assignee may provide such insurance and Lessee shall reimburse Lessor or any such Assignee, as the case may be, upon demand for the cost thereof as a Supplemental Payment hereunder.

     18. General Tax Indemnity. Lessee agrees to pay, defend and indemnify and hold Lessor, each Assignee and their respective successors and assigns harmless on an after-tax basis from, any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against Lessor, any Assignee, Lessee, the Equipment, any Item of Equipment, or any part thereof, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Equipment, or any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, sale or other application or disposition of the Equipment, or any Item of Equipment or any part thereof, (c) the rentals, receipts or earnings arising from the Equipment or any Item of Equipment or any part thereof, or (d) this Lease, each Lease Supplement, the Rent and/or Supplemental Payments payable by Lessee hereunder; provided, however, that the foregoing indemnity shall not apply to any taxes or other impositions based upon or measured solely by Lessor's or any Assignee's net income, and which are imposed or levied by any Federal, state or local taxing authority in the United States. Lessee will promptly notify Lessor of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and will promptly provide Lessor with all information necessary for the making and timely filing of such reports or returns by Lessor. If Lessor requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Lessor, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish Lessor with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Lessee pursuant to this Section 18. All of the indemnities contained in this Section 18 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, Lessor and each Assignee.

     19.  Special Tax Indemnity.

          (a) Tax Assumptions. In entering into this Lease and the transactions contemplated hereby, Lessor has made the following tax assumptions for each Item of Equipment (the "Tax Assumptions"): (i) Lessor will be entitled to the benefit of depreciation deductions for Federal income tax purposes under the Accelerated Cost Recovery System provided for in Section 168 of the Code and depreciation deductions for state income tax purposes for Lessor's Home State (hereinafter defined) based upon one hundred percent (100%) of the Acquisition Cost of each such Item of Equipment, commencing in the calendar year in which the Acceptance Date for each such Item of Equipment occurs, and on the basis that each Item of Equipment shall have the applicable recovery period and property classification, and that Lessor shall be entitled to use the method of depreciation and depreciation convention, specified by Asset Group on the Tax Schedule (hereinafter defined) attached to and made a part of the Related Exhibit A for such Item (the "Depreciation Deduction"); (ii) with respect to each Item of Equipment, Lessor will be entitled to the benefit of deductions for Federal and Lessor's Home State income tax purposes for interest payable with respect to any indebtedness incurred by Lessor in connection with any financing by Lessor of any portion of the Acquisition Cost of such Item of Equipment (the "Interest Deduction"); and (iii) for each year of the Term, with respect to each Item of Equipment, including any year in which a Tax Loss (hereinafter defined) occurs, Lessor will be subject to tax as follows: (a) for each such year up to and including the year in which such Tax Loss occurs, at a composite Federal and state corporate income tax rate that is equal to the highest marginal rate for corporations provided for under the Code and the laws of Lessor's Home State (the "Highest Composite Marginal Tax Rate") and that is actually in effect for each such year, and (b) for each such year following the year in which such Tax Loss occurs, at a composite Federal and state corporate income tax rate that is equal to the Highest Composite Marginal Tax Rate actually in effect in the year in which such Tax Loss occurs and which, under the provisions of the Code and the laws of Lessor's Home State then in effect, is to be applicable to each such following year. As used herein the term "Lessor's Home State" means the state specified as such on any Tax Schedule, and the term "Tax Schedule" means the schedule of tax assumptions attached to and made a part of each Related Exhibit A.

          (b) Lessee's Tax Representations and Warranties. Lessee represents and warrants to Lessor that (i) at the time Lessor becomes the owner of each Item of Equipment such Item will constitute tangible personal property; (ii) at all times during the Term, with respect to each Item of Equipment, such Item will not constitute property "used predominantly outside the United States" or "tax-exempt use property" within the meaning of Sections 168(g)(1)(A) and 168(h)(1)(A), respectively, of the Code other than any Items of Equipment specifically authorized by Lessor in writing to be used or located outside of the continental limits of the United States; (iii) in determining the Depreciation Deduction for each Item of Equipment, Lessor shall be entitled to assume that each such Item shall have the applicable recovery period, property classification and useful life specified by Asset Group on the Tax Schedule attached to the Related Exhibit A for such Item; (iv) at the end of the Basic Term with respect to each Item of Equipment, the fair market value of such Item will be an amount equal to at least twenty percent (20%) of the Acquisition Cost thereof, without including in such value any increase or decrease for inflation or deflation during the Basic Term thereof, and after subtracting from such value any cost to Lessor for removal and delivery of possession of such Item to Lessor at the end of the Term thereof; and (v) each Item of Equipment will be useful or usable by Lessor at the end of the Term thereof for purposes other than continued leasing by or transfer to any member of the Lessee Group (as such term is defined in Revenue Procedure 75-21, C.B. 1975-1, 715).

          (c) Indemnity. (A) If, for any reason whatsoever, Lessor shall lose the benefit of, or shall not have or shall lose the right to claim, or shall suffer a disallowance or recapture of, or delay in claiming, all or any portion of the Depreciation Deduction or (if Lessor finances any portion of its Acquisition Cost) the Interest Deduction, with respect to any Item of Equipment, or (B) if, for Federal, foreign, state or local income tax purposes, any item of income, loss or deduction with respect to any Item of Equipment is treated as derived from, or allocable to, sources outside the United States (whether or not any foreign income taxes imposed as a result thereof may be credited against Federal, state or local income taxes of Lessor), or (C) if there shall be included in the gross income of Lessor for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any Item of Equipment made or paid for by Lessee (any such loss, failure to have or loss of the right to claim, disallowance, recapture, delay in claiming, treatment, or inclusion referred to in any of the foregoing clauses (A) through (C) of this paragraph (c) being hereinafter called a "Tax Loss"), then a Tax Loss shall be deemed to have occurred, and the Basic Rent for such Item of Equipment shall, on the Rent Payment Date next following written notice by Lessor to Lessee that a Tax Loss has occurred, and on each succeeding Rent Payment Date, be increased by such amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt or accrual of such amount under the laws of the United States, any state or any political subdivision thereof or any foreign taxing authority, will maintain Lessor's after-tax yield and aggregate after-tax cash flows in respect of such Item of Equipment at levels which are each not less than the levels of Lessor's after-tax-yield and aggregate after-tax cash flows that would have been applicable if such Tax Loss had not occurred, and Lessee shall pay to Lessor an amount which, after the deduction of any additional taxes required to be paid by Lessor in respect of the receipt or accrual of such amount, shall be equal to the amount of any interest, penalty or additions to tax which may be imposed in connection with such Tax Loss. In the event that the Term with respect to any Item of Equipment is terminated prior to the time Lessee is obligated to make the increased Basic Rent payments to Lessor with respect to such Item of Equipment as set forth in the preceding sentence, then Lessee shall pay to Lessor, within thirty (30) days from the date of such written notice by Lessor to Lessee, in lieu of the increased Basic Rent payment or payments set forth in the preceding sentence, such lump sum as shall (after deduction of all taxes required to be paid by Lessor in respect of the receipt or accrual of such payment under the laws of the United States, any state or any political subdivision thereof or any foreign taxing authority) be necessary to maintain Lessor's after-tax yield and aggregate after-tax cash flows in respect of such Item of Equipment at levels which are each not less than the levels of Lessor's after-tax yield and aggregate after-tax cash flows that would have been applicable if such Tax Loss had not occurred, and Lessee shall also pay to Lessor an amount which, after the deduction of any additional taxes required to be paid by Lessor in respect of the receipt or accrual of such amount, shall be equal to the amount of any interest, penalty or additions to tax which may be imposed in connection with such Tax Loss. Lessor's after-tax yield and aggregate after-tax cash flows shall be determined by taking into account (i) the assumptions used by Lessor in originally calculating Rent and Casualty Loss Value percentages and Special Termination Value percentages, including the Tax Assumptions (as such Tax Assumptions may have been revised pursuant to the next sentence hereof) and (ii) the Highest Composite Marginal Tax Rate actually in effect during each year from the date of such original calculations to the date of such Tax Loss, both dates inclusive. In the event Lessor shall suffer a Tax Loss with respect to which Lessee is required to pay an indemnity hereunder, and the full amount of such indemnity has been paid or provided for hereunder, the Tax Assumptions, without further act of the parties hereto, shall thereupon be and be deemed to be amended, if and to the extent appropriate, to reflect such Tax Loss. In the event any indemnity payments shall be paid to Lessor under this Section 19 with respect to any Item(s) of Equipment, the Casualty Loss Values and Special Termination Values of such Item(s) of Equipment shall be adjusted appropriately. The indemnification obligations of Lessee under this
Section 19 shall survive the expiration or termination of this Lease and the Term of the Equipment.

          (d) Exceptions to Indemnity. Lessee shall not be required to make any indemnity payment to Lessor provided for in this Section 19 with respect to an Item of Equipment, if Lessor shall have suffered a Tax Loss with respect to such Item of Equipment solely as a result of the occurrence of (i) an Event of Loss with respect to such Item of Equipment, if Lessee shall have paid to Lessor all of the amounts payable under Section 16 hereof, and to the extent that such payment compensates Lessor for such Tax Loss; or (ii) the failure of Lessor to claim the Depreciation Deduction or (if Lessor finances any portion of its Acquisition Cost) the Interest Deduction, as the case may be, in a timely and proper manner, unless such failure is due to Lessee's failure to provide Lessor with the information reasonably necessary to make such claim, or unless in the reasonable opinion of Tax Counsel (hereinafter defined), there is no reasonable basis for such claim; or (iii) the failure of Lessor to have sufficient income to benefit from the Depreciation Deduction or (if Lessor finances any portion of its Acquisition Cost) the Interest Deduction, as the case may be, after giving effect to all permitted tax loss carry forwards and carry backs and all permitted tax credit carry forwards and carry backs (but this exception shall only apply if the Depreciation Deduction or Interest Deduction, as the case may be, would be otherwise available to Lessor); or (iv) a voluntary transfer or other voluntary disposition by Lessor of all or any part of its interest in such Item of Equipment, other than (a) any such transfer or disposition pursuant to Sections 16 or 24 hereof; or (v) the application of Section 168(d)(3) of the Code, and (b) any assignment and/or grant of a security interest pursuant to the provisions of Section 14(b) hereof.

          (e) Contest. In the event a claim shall be made by any taxing authority against Lessor that results or could result in the occurrence of a Tax Loss, and if, in the opinion of independent tax counsel selected by Lessor and reasonably acceptable to Lessee ("Tax Counsel") a reasonable basis for such defense to such claim exists, Lessor shall, provided that no Event of Default has occurred and is continuing, upon Lessee's written request and at the expense of Lessee, contest such matter in such forum as Lessor shall select, considering in good faith such request as Lessee may make concerning the most appropriate forum in which to proceed. Lessor shall not be obligated to take any such legal or other appropriate action unless it has received an opinion (the "Tax Counsel Opinion") from Tax Counsel that a reasonable basis for such defense to such claim exists and Lessee shall have indemnified Lessor for all costs and expenses which may be incurred by Lessor in contesting such claim. Sole control of the conduct of each contest shall reside in Lessor, but Lessor shall keep Lessee reasonably advised as to the progress of any such contest, shall consult in good faith with Lessee regarding the conduct of such contest, and shall permit Lessee or its counsel to review and comment upon any written submittance to be made to the administrative agency or court which is the forum for the contest. The action to be taken may, in Lessor's sole discretion, be commenced prior to making payment of any tax and interest and/or penalty attributable to such claim (a "Tax Payment") or after making such Tax Payment and then suing for a refund. If Lessor takes such action prior to making such Tax Payment, the indemnity amounts payable under this Section 19 with respect to the Tax Loss need not be paid by Lessee while such action is pending; provided that Lessee shall pay the costs and expenses relating to such action when and as the same shall become due. In such case, if the Final Determination (hereinafter defined) shall be adverse to Lessor, the indemnity amounts payable under this Section 19 with respect to the Tax Loss shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation and Lessee shall promptly make the indemnity payments required in accordance with this Section 19. If Lessor determines to make such Tax Payments prior to contesting the matter, and to then sue for a refund, Lessee will advance to Lessor, as an interest-free loan and without any additional net-after-tax cost to Lessor, an amount equal to the amount of such Tax Payment attributable to such claim. If Lessor sues for a refund after making such Tax Payment, and if the Final Determination shall be in favor of Lessor (i) no future payments shall be due hereunder in respect of such matter (or an appropriate reduction shall be made if the Final Determination is partly in favor of and partly adverse to Lessor) other than any outstanding costs or expenses incurred by Lessor with respect to such contest, and (ii) Lessor shall pay to Lessee an amount equal to the amounts theretofore paid by Lessee to Lessor in respect of such Tax Payment (or a proportionate part thereof if the Final Determination is partly in favor of and partly adverse to Lessor) on or before the next succeeding Rent Payment Date (or within thirty (30) days from such Final Determination, if there is no succeeding Rent Payment Date), together with the amount of any penalty or interest actually refunded to Lessor as a result of such Final Determination.
If Lessor sues for a refund after making such Tax Payment and if the Final Determination of such contest shall be adverse to Lessor, the indemnity amounts payable under this Section 19 with respect to the Tax Loss shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation and Lessee shall make the indemnity payments required in accordance with this Section 19. "Final Determination", for the purposes of this subsection (e), means a final decision of a court of competent jurisdiction after all allowable appeals have been exhausted by either party to the action, or a determination within the meaning of Section 1313(a) of the
Code.   Notwithstanding the foregoing provisions of this subsection (e), (i)
Lessor shall not be obligated to appeal an adverse judicial determination which was the subject of such a contest unless requested to do so in writing by Lessee within 30 days of such adverse determination and unless Lessee shall have indemnified Lessor for all costs and expenses which may be incurred by Lessor in prosecuting such appeal; provided, however, that Lessor shall not be obligated to appeal any adverse determination of a court at the trial level beyond the next higher court having appellate jurisdiction or to appeal any adverse determination to the United States Supreme Court; and (ii) Lessor in its sole discretion (by written notice to Lessee) may unconditionally waive its rights to the indemnity amounts payable under this Section 19 and refrain from contesting any Tax Loss. If Lessor waives its rights with respect to any Tax Loss as aforesaid, Lessee shall have no liability to Lessor under this Section 19 with respect to such Tax Loss, it being understood that any such waiver shall be without prejudice to Lessor's rights with respect to any other Tax Loss and Lessor shall promptly pay Lessee all amounts theretofore paid or advanced by Lessee in respect of such Tax Loss.

          (f)  Consolidated Tax Returns; Lessor's Assigns.  For purposes of this
Section 19, the term "Lessor" will include the corporation constituting Lessor, its successor(s) in interests, each Assignee and each of their respective successors in interests and assigns and any Consolidated Group (hereinafter defined) of which Lessor or any such Assignee or any of their respective successors in interests or assigns is, or may become a member, and each member of such Consolidated Group. As used in this subsection (f) the term "Consolidated Group" means an affiliated group (within the meaning of Section 1504 of the Code) that files consolidated returns for Federal income tax purposes and any group filing combined or consolidated returns pursuant to the rules of any state taxing authority.

     20. Indemnification. Lessee hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless Lessor, each Assignee and their respective officers, directors, stockholders, successors, assigns, agents and servants (each such party being herein, for purposes of this Section 20, called an "indemnified party") on an after-tax basis from and against, any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including legal expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against any indemnified party, in any way relating to or arising out of
(a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, re-leasing, possession, use, operation, storage, removal, return, repossession, sale or other disposition of the Equipment or any Item of Equipment, or any part thereof, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any persons, (ii) patent or latent defects in the Equipment (whether or not discoverable by Lessee or any indemnified party), (iii) any claims based on strict liability in tort, and (iv) any claims based on patent, trademark, tradename or copyright infringement, and (v) any claims based upon any non-compliance with or violation of any environmental control, noise or pollution laws or requirements, including without limitation, fines and penalties arising from violations of or noncompliance with such requirements or failure to report discharges, and costs of clean-up of any discharge; or (b) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, or (c) any power of attorney issued to Lessee to license, relicense, title, retitle, register or reregister Items of Equipment subject to motor vehicle titling and registration laws, and any towing charges, parking tolls, fines, parking and speeding tickets, odometer certifications and other civil and criminal motor vehicle violations with respect to any such Item, and all penalties and interest applicable thereto. Lessee shall give each indemnified party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any indemnified party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such indemnified party reimburse such indemnified party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an indemnified party's rights in any matter with respect to which Lessee has actually reimbursed such indemnified party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 20. In case any action, suit or proceeding is brought against any indemnified party in connection with any claim indemnified against hereunder, such indemnified party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such indemnified party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder. Lessee may, and upon such indemnified party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such indemnified party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such indemnified party in connection with such action, suit or proceeding. The provisions of this Section 20, and the obligations of Lessee under this Section 20, shall apply from the date of the execution of this Lease notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, each indemnified party.

     21. NO WARRANTIES. LESSOR HEREBY LEASES THE EQUIPMENT TO LESSEE AS-IS AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, THE EQUIPMENT. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS. So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as the Equipment shall be subject to this Lease and Lessee shall be entitled to possession of the Equipment hereunder, Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Equipment or any part thereof; provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization.

     22. Lessee's Representations and Warranties. Lessee hereby represents and warrants that (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which the nature of its business makes such qualification necessary if and to the extent that the failure to so qualify will have a materially adverse effect on the performance by Lessee of its obligations hereunder (including each state or other jurisdiction in which the Equipment or any part thereof will be located); (b) Lessee has the corporate power and authority to execute and perform this Lease and to lease the Equipment hereunder, and has duly authorized the execution, delivery and performance of this Lease; (c) the leasing of the Equipment from Lessor by Lessee, the execution and delivery of this Lease, each Lease Supplement, and other related instruments, documents and agreements, and the compliance by Lessee with the terms hereof and thereof, and the payment and performance by Lessee of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's Certificate of Incorporation (or equivalent document), its By-Laws, or of any provisions relating to shares of the capital stock of Lessee, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Lessee is a party, or by or under which Lessee or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets; (d) this Lease has been executed by the duly authorized officer or officers of Lessee and delivered to Lessor and constitutes, and when executed by the duly authorized officer or officers of Lessee and delivered to Lessor each Lease Supplement and related instruments, documents and agreements with respect to each Item of Equipment will constitute, the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms subject to the limitations imposed by bankruptcy and insolvency laws; (e) neither the execution and delivery of this Lease or any Lease Supplement by Lessee, nor the payment and performance by Lessee of all of its obligations hereunder and thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other Person; (f) no mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to the Equipment or any Item of the Equipment, or in any manner affects or will affect adversely Lessor's right, title and interest therein; (g) Lessee holds all licenses, certificates and permits from governmental authorities necessary to use and operate the Equipment in accordance with the provisions of this Lease; (h) there is no litigation or other proceeding now pending or, to the best of Lessee's knowledge, threatened, against or affecting Lessee, in any court or before any regulatory commission, board or other administrative governmental agency which would directly or indirectly adversely affect or impair the title of Lessor to the Equipment, or which, if decided adversely to Lessee, would materially adversely affect the business operations or financial condition of Lessee; and (i) all balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to Lessee (x) are complete and correct in all material respects, (y) accurately present the financial condition of Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (z) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; and there has been no material adverse change in the condition of Lessee, financial or otherwise, since the date of the most recent financial statements delivered to Lessor with respect to Lessee.

     23. Events of Default. Any of the following events shall constitute an Event of Default:

          (a) Lessee shall fail to make any payment of Interim Rent or Basic Rent within five (5) days after the same is due and payable, or any Supplemental Payment within ten (10) days after notice from Lessor that such amount is due; provided, however, that with respect to payments of Interim Rent and Basic Rent, a failure by Lessee to make any payment of Interim Rent or Basic Rent within five (5) days after the same is due and payable shall not constitute an Event of Default if upon receipt of written or telephonic notice from Lessor, which written notice may be sent by overnight courier or by facsimile transmission, Lessor receives the amount of such payment by wire transfer within twenty-four hours of receipt by Lessee of such notice; and further provided, that if Lessee fails to make any payment of Interim Rent or Basic Rent within five (5) days after the same is due and payable more than two times during each twelve-month period of the Term of this Lease, then the first proviso of this Section 23(a) shall not apply and such third failure and any subsequent failure during such twelve-month period shall constitute an Event of Default; or

          (b) Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in Sections 6, 14(a) or 17 hereof; or

          (c) Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease, or in any agreement or certificate furnished to Lessor or any Assignee in connection herewith, and such failure shall continue unremedied for thirty (30) days after written notice to Lessee specifying such failure and demanding the same to be remedied; or

          (d) Lessee (or any Guarantor) shall be in default (i) under any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Lessee (or any Guarantor) and Lessor, or between Lessee (or any Guarantor) and any parent, subsidiary or affiliate of Lessor, and such default shall have been declared by the party entitled to declare the same, or (ii) under any promissory note heretofore, now or hereafter executed by Lessee (or any Guarantor) and delivered to any party referred to in clause (i) above evidencing a loan made by any such party to Lessee (or any Guarantor), or (iii) in the payment or performance of any obligation of Lessee (or of any Guarantor) to any Person (other than Lessor, or any parent, subsidiary or affiliate of Lessor, and other than any Guarantor) in excess of $1,000,000.00 (excluding any such non-payment or non-performance which is being contested in good faith by Lessee or any Guarantor by appropriate proceedings and the liability for which has not been reduced to judgment) relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, and such obligation shall be declared to be due and payable or otherwise accelerated prior to the maturity thereof; or an attachment or other Lien shall be filed or levied against a substantial part of the property of Lessee (or any Guarantor), and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of 30 days; or

          (e) Lessee (or any Guarantor) shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee (or for any Guarantor) or for a substantial part of its property without its consent and shall not be dismissed for a period of 60 days; or any petition for the relief, reorganization or arrangement of Lessee (or any Guarantor), or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee (or any Guarantor), shall be filed by or against Lessee (or any Guarantor) and, if filed against Lessee (or any Guarantor), shall be consented to or be pending and not dismissed for a period of 60 days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee (or any Guarantor); or any execution or writ or process shall be issued under any action or proceeding against Lessee whereby any of the Equipment may be taken or restrained; or Lessee's (or any Guarantor's) corporate existence shall cease; or Lessee (or Guarantor) shall dispose of, pledge or otherwise encumber, all or substantially all of its assets or property, or

          (f) Lessee (or any Guarantor) shall (whether in one transaction or a series of transactions), without Lessor's prior written consent, sell or transfer all or substantially all of its assets or property, or consolidate or merge with any other entity, or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization; or

          (g) any representation, warranty, statement or certification made by Lessee under this Lease or in any Lease Supplement or in any document or certificate furnished Lessor or any Assignee in connection herewith or pursuant hereto (or made by any Guarantor under any Guaranty or other document or certificate furnished to Lessor or any Assignee by any Guarantor), shall prove to be untrue or incorrect in any material respect when made, or shall be breached.

     24. Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

          (a) Lessor may terminate or cancel this Lease, without prejudice to any other remedies of Lessor hereunder, with respect to all or any Item of Equipment, and whether or not this Lease has been so terminated or cancelled, may enter the premises of Lessee or any other party to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause Lessee, at Lessee's expense, to store, maintain, surrender and deliver possession of the Equipment or such Item in the same manner as provided in Section 6 hereof, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

          (b) Lessor may hold, keep idle or lease to others the Equipment or any Item of Equipment, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Basic Rent for any Rental Periods commencing after Lessee shall have been deprived of possession pursuant to this
Section 24 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Equipment or such Item to any Person other than Lessee for the same Rental Periods or any portion thereof;

          (c) Lessor may sell the Equipment or any Item of Equipment at public or private sale as Lessor may determine, free and clear of any rights of Lessee, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for the Equipment or Item(s) so sold for any Rental Period commencing after the date on which such sale occurs), the sum of (i) all unpaid Interim Rent and Basic Rent payable for each Item of Equipment for all Rental Periods through the date on which such sale occurs, plus (ii) an amount equal to the excess, if any, of (x) the Casualty Loss Value of the Item(s) of Equipment so sold, computed as of the Rent Payment Date coincident with or next preceding the date of such sale, over (y) the net proceeds of such sale, plus interest at the rate specified in Section 26 hereof on the amount of such excess from the Rent Payment Date as of which such Casualty Loss Value is computed until the date of actual payment, plus (iii) all unpaid Supplemental Payments due with respect to each Item of Equipment so sold;

          (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to any Item(s) of Equipment, Lessor, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for any Item(s) of Equipment for any Rental Period commencing after the payment date specified in such notice and in lieu of the exercise by Lessor of its remedies under subsection (b) above in the case of a re-lease of such Item(s) or under subsection (c) above with respect to a sale of such Item(s)), the sum of (i) all unpaid Interim Rent and Basic Rent payable for such Item(s) for all Rental Periods through the payment date specified in such notice, plus
(ii) all unpaid Supplemental Payments due with respect to such Item(s) as of the payment date specified in such notice, plus (iii) whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the rate specified in Section 26 hereof from the payment date specified in such notice to the date of actual payment): (x) an amount, with respect to each such Item, equal to the Basic Rent payable for such Item for the remainder of the then current Term, after discounting such Basic Rent payment to present worth as of the payment date specified in such notice at the Discount Rate (hereinafter defined), or (y) an amount, with respect to each such Item, equal to the Casualty Loss Value of such Item computed as of the Rent Payment Date coincident with or next preceding the payment date specified in such notice; provided, however, that with respect to any such Item returned to or repossessed by Lessor, the amount recoverable by Lessor pursuant to the foregoing clause (x) shall be reduced (but not below zero) by an amount equal to the fair market rental value of such Item for such remaining Term after discounting such fair market rental value to present worth at the Discount Rate as of the date on which Lessor has obtained possession of such Item, and the amount recoverable by Lessor pursuant to the foregoing clause (y) shall be reduced (but not below zero) by an amount equal to the fair market sales value of such Item as of the date on which Lessor has obtained possession of such Item; and

          (e) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease.

In addition, Lessee shall be liable for all reasonable costs and expenses, including attorney's fees, incurred by Lessor or any Assignee by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Equipment in accordance with Section 6 hereof or in placing the Equipment in the condition required by said Section. For the purpose of subsection (d) above, the "fair market rental value" or the "fair market sales value" of any Item of Equipment shall mean such value as has been determined by an independent qualified appraiser selected by Lessor. Except as otherwise expressly provided above, no remedy referred to in this Section 24 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages as set forth in this Section 24 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 24. As used herein, the term "Discount Rate" means the discount rate of the Federal Reserve Bank of Boston, Massachusetts, that is in effect on the payment date specified in any notice given by Lessor to Lessee pursuant to subsection (d) of this Section 24.

     25. Lessor's Right to Perform for Lessee. If Lessee fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself, after notice to Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 26 hereof, shall, if not paid by Lessee to Lessor on demand, be deemed a Supplemental Payment hereunder; provided, however, that no such payment, performance or compliance by Lessor shall be deemed to cure any Event of Default hereunder.

     26. Late Charges. Lessee shall pay to Lessor, upon demand, to the extent permitted by applicable law, interest on any installment of Basic Rent or Interim Rent not paid when due, and on any Supplemental Payment or other amount payable under this Lease which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the lesser of (a) eighteen percent (18%) per annum, or (b) the maximum rate of interest permitted by law.

     27. Further Assurances. Lessee will promptly and duly execute and deliver to Lessor and any Assignee such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessor and by any Assignee, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Lessor or any Assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and of any Assignee and their respective rights, title and interests in and to the Equipment.

     28. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed (i) if to Lessor or Lessee, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Lessor and Lessee.

     29.  Lessee's Renewal and Purchase Options.

          (a)(1) Lessee's Renewal Option at End of Basic Term. If (i) no Event of Default shall have occurred and be continuing and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, to renew this Lease with respect to all, but not less than all, Items of Equipment then subject to this Lease for an initial Renewal Term specified on the Related Exhibit A by Asset Group for such Item. The Renewal Term with respect to each such Item of Equipment will commence at the expiration of the Basic Term of such Item. All of the provisions of this Lease shall be applicable during the Renewal Term for each such Item of Equipment, except that, during the Renewal Term, the Basic Rent Percentage shall be the weighted average of the Basic Rent Percentages for each such Item of Equipment during the Basic Term with respect to such Item of Equipment and shall be payable at the times and on the Rent Payment Dates set forth on said Related Exhibit A. If Lessee intends not to exercise said renewal option with respect to said Renewal Term, Lessee shall give written notice to Lessor to such effect at least one hundred eighty (180) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, in which case (unless Lessor has otherwise agreed in writing or Lessee has exercised its purchase option under Section 29(b) hereof) each such Item of Equipment shall be returned to Lessor in accordance with the provisions of Section 6 hereof, including payment of the Return Fee specified in such Section 6, and until each such Item has been so returned and the Return Fee so paid, Lessee shall continue to pay Lessor the Basic Rent for each such Item as specified in the next to last sentence of
Section 6 hereof. If Lessee fails to give such written notice to Lessor with respect to said Renewal Term, it shall be conclusively presumed that Lessee has elected to exercise said renewal option with respect to said Renewal Term.

             (2)  Lessee's Renewal Option at End of Initial Renewal Term.  If
(i) no Event of Default shall have occurred and be continuing and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option upon written notice to Lessor, as hereinafter provided, to renew this Lease with respect to all, but not less than all, Items of Equipment then subject to this Lease for an additional Renewal Term of twelve (12) months. The additional Renewal Term with respect to each such Item of Equipment will commence at the expiration of the initial Renewal Term described in Section 29(a)(1) above. All of the provisions of this Lease shall be applicable during such additional Renewal Term for each such Item of Equipment, except that, during such additional Renewal Term, Basic Rent shall be the fair market rental value thereof determined in accordance with Section 29(c) hereof and shall be payable at the times and on the Rent Payment Dates set forth on said Related Exhibit A. If Lessee intends to exercise said renewal option with respect to said additional Renewal Term, Lessee shall give written notice to Lessor to such effect at least one hundred eighty (180) days prior to the expiration of the initial Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder. If Lessee fails to give such written notice to Lessor with respect to said additional Renewal Term, it shall be conclusively presumed that Lessee has elected not to exercise said renewal option with respect to said Renewal Term, in which case (unless Lessor has otherwise agreed in writing or Lessee has exercised its purchase option under Section 29(b) hereof) each such Item of Equipment shall be returned to Lessor in accordance with the provisions of
Section 6 hereof and until each such Item has been so returned Lessee shall continue to pay Lessor the Basic Rent for each such Item as specified in the next to last sentence of Section 6 hereof.

          (b)(1) Lessee's Purchase Option at End of Basic Term. If (i) no Event of Default shall have occurred and be continuing, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor as hereinafter provided, to purchase all, but not less than all, Items of Equipment then subject to this Lease (together with an assignment of all Lessor's rights (if any) in all manufacturer's, vendor's or dealer's warranties on the Equipment or any part thereof), on the date immediately following the date of the expiration of the Basic Term of each such Item of Equipment, for an amount, with respect to each Item of Equipment, payable in immediately available funds, equal to the greater of (i) fair market sales value thereof determined in accordance with subsection (c) hereof or (ii) with respect to Items in Asset Group A, forty (40%) of the Acquisition Cost of such Item of Equipment, or with respect to Items in Asset Group B, twenty-five (25%) of the Acquisition Cost of such Item of Equipment, plus in either case (i) or (ii) any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale). Lessor's sale of each Item of Equipment shall be on an as-is, where-is basis, without any representation by, or recourse or warranty to, Lessor. If Lessee intends to exercise said purchase option, Lessee shall give written notice to Lessor to such effect at least one hundred eighty (180) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder.

             (2) Lessee's Purchase Option at End of Any Renewal Term. If (i) no Event of Default shall have occurred and be continuing, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor, as hereinafter provided, to purchase all, but not less than all, Items of Equipment then subject to this Lease (together with an assignment of all Lessor's rights (if any) in all manufacturer's, vendor's or dealer's warranties on the Equipment or any part thereof), on the date immediately following the date of the expiration of the Basic Term of each such Item of Equipment or, as the case may be, the expiration of the then Renewal Term of each such Item of Equipment, for an amount, with respect to each Item of Equipment, payable in immediately available funds, equal to the fair market sales value thereof determined in accordance with Section 29(c) hereof, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale). Lessor's sale of each Item of Equipment shall be on an as-is, where-is basis, without any representation by, or recourse or warranty to, Lessor. If Lessee intends to exercise said purchase option, Lessee shall give written notice to Lessor to such effect at least one hundred eighty (180) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, or, if Lessee has renewed this Lease pursuant to Section 29(a) hereof, then at least one hundred eighty (180) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder.

          (c) Determination of Fair Market Sales Value and Fair Market Rental Value; Appraisal Procedure. If Lessee has elected to exercise its renewal option, as provided in Section 29(a) hereof, or has elected to exercise its purchase option, as provided in Section 29(b) hereof, then as soon as practicable following Lessor's receipt of the written notice from Lessee of Lessee's intent to exercise such option, Lessor and Lessee shall consult for the purpose of determining the fair market rental value or fair market sales value, as the case may be, of each Item of Equipment as of the end of the Basic Term thereof, or, if this Lease has been renewed pursuant to Section 29(a) hereof, then as of the end of the then current Renewal Term thereof, and any values agreed upon in writing shall constitute such fair market rental value or fair market sales value of each such Item of Equipment for the purposes of this
Section 29. If Lessor and Lessee have not agreed upon such fair market sales value or fair market rental value, as the case may be, of any Item of Equipment by the thirtieth (30th) day before the Basic Term or, if applicable, the then current Renewal Term, of such Item expires, the same shall be determined at Lessee's cost and expense by a qualified independent appraiser appointed by Lessee and acceptable to Lessor in its reasonable judgment, and such determination shall be conclusively binding on Lessor and Lessee. For all purposes of this Section 29, fair market sales value and fair market rental value shall be determined on the basis of, and shall equal in value, the amount which would obtain in an arm's length transaction between an informed and willing buyer-user or lessee (other than a lessee currently in possession and a used equipment or scrap dealer) and an informed and willing seller or lessor under no compulsion to sell or lease, and in such determination, costs of removal from the location of current use shall not be a deduction from such value, and it shall be assumed (whether or not the same be true) that the Equipment has been maintained in accordance with the requirements of Section 11 hereof and would have been returned to Lessor in compliance with the requirements of Section 6 hereof.

     30. Financial Information. Lessee agrees to furnish Lessor (a) as soon as available, and in any event within 120 days after the last day of each fiscal year of Lessee, a copy of the consolidated balance sheet of Pillowtex Corporation (or its successors and assigns) and its consolidated subsidiaries as of the end of such fiscal year, and related consolidated statements of income and retained earnings of Pillowtex Corporation (or its successors and assigns) and its consolidated subsidiaries for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, and a copy of Pillowtex Corporation (or its successors and assigns)'s form 10-K, if any, filed with the Securities and Exchange Commission for such fiscal year; (b) within 45 days after the last day of each fiscal quarter of Pillowtex Corporation (or its successors and assigns) (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings covering the fiscal year to date of Pillowtex Corporation (or its successors and assigns) and its consolidated subsidiaries, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Pillowtex Corporation (or its successors and assigns), together with a copy of Lessee's form 10-Q, if any, filed with the Securities and Exchange Commission for such quarterly period; (c) contemporaneously with its transmittal to each stockholder of Pillowtex Corporation (or its successors and assigns) and to the Securities and Exchange Commission, all such other financial statements and reports as Lessee shall send to its stockholders and to the Securities and Exchange Commission; (d) as soon as available to Lessee, the notice of any adjustment resulting from any audit of the books and/or records of Lessee by any taxing authority having jurisdiction over Lessee; and (e) such additional financial information as Lessor may reasonably request concerning Pillowtex Corporation (or its successors and assigns).

     31. Expenses. Lessee agrees, whether or not the transactions contemplated by this Lease are consummated, to pay (or reimburse Lessor for the payment of) lien searches, filing fees, and fees and expenses relating to the titling and registration of any Item(s) of Equipment incurred by or on behalf of Lessor in connection with the negotiation and documentation of this Lease, any Guaranty and any other related instruments and documents.

     32. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver,
discharge or termination is sought.             (Lessee's Initials) A waiver on
any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and (subject to the restrictions of Section 14(a) hereof) Lessee. If there is more than one Lessee named herein, the liability of each Lessee shall be joint and several. This Lease, each Lease Supplement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the acquisition and leasing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto.

     33. Governing Law; Venue. Lessee agrees that at Lessor's sole election any suit, action or proceeding brought by Lessor against Lessee in connection with or arising out of this Lease may be brought in any federal or state court located in the Commonwealth of Massachusetts, and Lessee waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or fifteen (15) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Lessor's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance.

     34.  Termination for Burdensome Indemnity.  If a Tax Loss (as defined in
Section 19(c) hereof) occurs as a result of an amendment, modification, repeal, or other change of or to the Code or of or to the Regulations or of or to the income tax laws of Lessor's Home State enacted or adopted after the date hereof or as a result of a change in the interpretation of the Code or the Regulations in a published ruling, revenue procedure or announcement by the Internal Revenue Service after the date hereof or as a result of a change in the interpretations of the income tax laws of Lessor's Home State in a published ruling or announcement by the taxing authorities of Lessor's Home State (any such amendment, modification, repeal or change being hereinafter called a "Tax Law Change") and in Lessee's good faith determination, as evidenced by a certificate of its President or chief financial officer to such effect (which certificate shall set forth the basis and calculations upon which such determination has been made and shall be delivered to Lessor together with Lessee's written notice to Lessor hereinafter referred to), such Tax Law Change will require the payment by Lessee of an increase in the Basic Rent payable by Lessee for the Equipment in such aggregate amount as would create an undue economic burden on Lessee, then, provided that no Event of Default shall have occurred and be continuing hereunder, Lessee shall have the option on any Rent Payment Date occurring not later than sixty (60) days following Lessee's receipt of written notice from Lessor that a Tax Law Change has occurred (and which notice shall specify the Tax Law Change that has occurred and the increase, as calculated by Lessor, in the amount of Basic Rent as calculated by Lessor, that will become payable by Lessee as a result of such Tax Law Change), and on at least thirty (30) days prior written notice to Lessor, to terminate this Lease with respect to all, but not less than all, of the Equipment then leased hereunder, such termination to be effective on the Rent Payment Date specified in such written notice from Lessee (such Rent Payment Date for purposes of this Section 34 being herein called the "Termination Date") and upon payment of all of the amounts hereinafter set forth. On the Termination Date Lessee shall purchase from Lessor all, but not less than all, of the Items of Equipment then leased hereunder for an amount equal to the sum of (i) the greater of (a) the aggregate fair market sales value (as determined in Section 29(c) hereof) of such Items of Equipment as of the Termination Date, or (b) the aggregate Special Termination Value (hereinafter defined) of such Items of Equipment as of the Termination Date, plus (ii) any applicable sales, excise or other taxes imposed as a result of such purchase, plus (iii) all accrued and unpaid Interim Rent and Basic Rent due and payable for such Items of Equipment for all prior Rent Payment Dates, plus (iv) all Interim Rent, if any, and all Basic Rent, if any, that is due and payable for such Items of Equipment on the Termination Date, plus (v) on an after-tax basis, the amount of any interest, penalty or additions to tax payable by Lessor in connection with the loss, failure to have or loss of the right to claim, disallowance or recapture of any of Lessor's assumed tax benefits set forth in Section 19(a) hereof with respect to such Items of Equipment resulting from the occurrence of such Tax Law Change, and plus (vi) all other Supplemental Payments then accrued and owing to Lessor with respect to such Items of Equipment. Upon receipt by Lessor of all of the amounts payable to Lessor under this Section 34, and upon compliance by Lessee with the provisions of this
Section 34, and provided that no Event of Default has occurred and is continuing hereunder, Lessee shall no longer be liable for the payment to Lessor of any indemnity or any increase in Basic Rent resulting from such Tax Law Change, the obligations of Lessee to pay Rent under Section 7 hereof with respect to each Item of Equipment then leased hereunder shall cease for any Rental Period commencing on or after the Termination Date, and the Term with respect to each such Item shall end effective as of the Termination Date. In the event that the conditions set forth in the next preceding sentence have not been satisfied on or by the Termination Date, then the provisions of this Section 34 (except for Lessee's obligation to pay the fees and expenses of the appraiser) and Lessee's rights hereunder shall be null and void. As used herein, the term "Special Termination Value" means, with respect to any Item of Equipment as of any Rent Payment Date during the Basic Term thereof, an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Rent Payment Date on the schedule of Special Termination Values applicable to the type of Equipment to which such Item relates and attached hereto and made a part hereof. All payments to be made under or pursuant to this Section 34 shall be made in immediately available funds.

     35.  Merger, Consolidation.

     (a) Notice and Offer to Purchase. In the event Lessee (or Guarantor) intends to enter into a transaction that, if consummated, would be an Event of Default under Section 23(f) of this Lease (such transaction herein referred to as a "23(f) Transaction"), Lessee will give Lessor prompt (and, in any event, at least 60 days' prior to the consummation of such transaction) written notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and Lessee shall irrevocably offer to purchase all, but not less than all, of the Equipment for the purchase price specified in this Section 35 upon the terms and conditions set forth herein. Such offer shall be accepted or rejected by the Lessor in its sole discretion, not later than thirty (30) days following the Lessor's receipt of such financial and other information as it shall reasonably request in connection with such 23(f) Transaction. In the event of such acceptance the Lessor shall indicate that Lessor wishes Lessee to purchase the Equipment and the date of such purchase, which shall be not earlier than five (5) days following the date of such notice (the "Section 35 Termination Date").

     (b) Purchase of Equipment. The purchase price of the Equipment subject to the offer described in paragraph (a) hereof shall be in cash in an amount equal to the sum of (i) the Casualty Loss Value of all Items of Equipment computed as of the Rent Payment Date next preceding or coincident with the Section 35 Termination Date, plus (ii) all accrued and unpaid Rent due and payable for such Items of Equipment for all prior Rent Payment Dates, plus (iii) all Rent, if any, that is due and payable for such Items of Equipment on the Rent Payment Date on or next preceding the Section 35 Termination Date, plus (iv) all other amounts then accrued and owing to the Lessor under this Lease, plus (v) on an after-tax basis, the amount of any interest, penalty or additions to tax payable by Lessor in connection with the loss, failure to have or loss of the right to claim, disallowance or recapture of any of Lessor's assumed tax benefits set forth in Section 19(a) hereof with respect to such Items of Equipment resulting from such purchase. Lessee's purchase of the Equipment shall be on an AS-IS, WHERE IS basis, without recourse to, or warranty by, Lessor.

     (c) Termination of Lease. Upon receipt by the Lessor of the purchase price of the Equipment, then the obligation of the Lessee to pay Rent with respect to the Equipment shall cease for any Rental Period commencing on or after the Section 35 Termination Date, and the Term with respect to each such Item shall end effective as of the date of such payment.

     (d) Lessor's Nonacceptance. In the event that Lessor shall not accept Lessee's offer to purchase the Equipment pursuant to this Section 35, then provided that no Event of Default under the Lease and no event which, after notice or lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing, Lessee (or Guarantor) may proceed with such 23(f) Transaction provided that if Lessee (or Guarantor) is not the surviving corporation in such consolidation, merger, leveraged buy-out or corporate reorganization, or in the event of a sale or transfer of all or substantially all of its assets or property, then Lessee shall provide Lessor with an assumption agreement, in form and substance reasonably satisfactory to Lessor, from such surviving corporation or the buyer or transferee, as the case may be, whereby such Person assumes the obligations of Lessee hereunder (or, if applicable, the obligations of Guarantor under the Guaranty), and the obligations of Lessee hereunder shall continue to the same effect as if a 23(f) Transaction shall not have occurred, and provided all of the conditions hereunder have been met, such 23(f) Transaction shall not constitute an Event of Default hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

                              BTM FINANCIAL & LEASING
                              CORPORATION B-4     (Lessor)



                              By:
Assistant Clerk               Title:
(Corporate Seal)


                              BEACON MANUFACTURING COMPANY
Attest:                                             (Lessee)


                              By:
Secretary                     Title:
(Corporate Seal)



COUNTERPART NO.      OF       SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS.
TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

               EXHIBIT A-1 TO EQUIPMENT LEASING AGREEMENT DATED AS OF
                                    JUNE 14, 1996

Type of Equipment:  Various new textile manufacturing equipment as more particularly described on Attachment A hereto.

                    All Equipment is subject to review and approval of Lessor.


Maximum Acquisition Cost:     $6,000,000 inclusive of any Equipment leased by
                              Lessor under Exhibit A-1 to the Manetta Home
                              Fashions Lease and Exhibit A-1 to the Tennessee
                              Woolen Mills Lease.


Acquisition Period:      From June 14, 1996 to March 31, 1997 both dates
                         inclusive.


Number of Months in Basic Term:    Asset Group A:  60 months
                                   Asset Group B:  84 months


Basic Term Commencement Date: Fifteenth day of calendar month next following the
                              Acceptance Date of an Item of Equipment, or such Acceptance Date if it is the fifteenth day of a calendar month.


Basic Rent Percentage*:       See Attachment B hereto.


Interim Rent Percentage*:     The daily equivalent of the weighted average of
                              the Basic Rent Percentages applicable to such Item of Equipment as adjusted pursuant to Attachment B hereto.


Rental Periods for Basic Term:     Each full month from the fifteenth day of the
                                   month through the fourteenth of the following month, both dates inclusive.


Rent Payment Dates for Basic Term:     The fifteenth day of each calendar month
                                       during the Basic Term.  If Rent is
                                       payable in arrears, the Basic Rent for
                                       the last month of the Basic Term is
                                       payable on the last day of the Term.


Periodicity of Basic Rent Payments During Basic Term:    Monthly in arrears on
                                                         each Rent Payment Date.


Renewal Term(s):     Asset Group A:     Initial Renewal Term - 1
                                        Renewal Term of three (3) years.

                                        Additional Renewal Term 1
                                        Renewal Term of twelve (12)months.

                     Asset Group B:     Initial Renewal Term - 1
                                        Renewal Term of two (2) years.

                                         Additional Renewal Term 1
                                         Renewal Term of twelve (12) months.


Rental Periods for Renewal Term(s):      Each full month from the fifteenth day
                                         of the month through the fourteenth of
                                         the following month, both dates
                                         inclusive.


Rent Payment Dates for Renewal Terms(s):     The fifteenth day of each calendar
                                             month during each Renewal Term.  If
                                             Rent is payable in arrears, the
                                             Basic Rent for the last month of
                                             each Renewal Term is payable on the
                                             last day of the Term.


Periodicity of Basic Rent Payments During Renewal Term:  Monthly in arrears on each Rent Payment Date.

Financial Condition Reference Date:      December 30, 1995.


* as a percentage of Acquisition Cost.

BEACON MANUFACTURING COMPANY
                     (Lessee)

By:
Title:
Date:


BTM FINANCIAL & LEASING
               (Lessor)

By:
Title:
Date: